UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 5.	Other Events

On July 15, 2004, Royal Gold, Inc. announced that its universal shelf registration statement on Form S-3 and its acquisition shelf registration statement on Form S-4 that were filed on December 23, 2003, with the Securities and Exchange Commission ("SEC") were declared effective as of July 6, 2004. The information contained in the Company's news release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: July 15, 2004
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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated July 15, 2004, "Royal Gold's Shelf Registration Statements Declared Effective by U.S. Securities and Exchange Commission."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & Chief Executive Officer or Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD'S SHELF REGISTRATION STATEMENTS DECLARED EFFECTIVE BY U.S. SECURITIES AND EXCHANGE COMMISSION

          DENVER, COLORADO. JULY 15, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that its universal shelf registration statement on Form S-3 and its acquisition shelf registration statement on Form S-4 that were filed on December 23, 2003, with the Securities and Exchange Commission ("SEC") were declared effective as of July 6, 2004. The Company stated, however, that it has no immediate plans to offer any securities pursuant to these registration statements, at this time. To affect any sales from either of these registration statements, the Company will file with the SEC one or more supplements to the prospectus included in the registration statements on Forms S-3 or S-4, which will provide details of any proposed offering.

          A shelf registration gives a company flexibility in the timing and amount of an offering or acquisition transaction. Royal Gold expects to use the proceeds from the sale of securities under the shelf registration statement on Form S-3 for the acquisition of additional projects or royalty interests, working capital and general corporate purposes. Shares issued in conjunction with the registration statement on Form S-4 will be used for royalty acquisitions or acquisition of other businesses, assets, properties or companies.

          This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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